EXHIBIT 10.2

SIXTH AMENDMENT
TO
CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of April 1, 2005 among ASTEC INDUSTRIES, INC., a Tennessee corporation ("Astec Industries"), ASTEC, INC., a Tennessee corporation ("AI"), HEATEC, INC., a Tennessee corporation ("Heatec"), CEI ENTERPRISES, INC., a Tennessee corporation ("CEI"), ASTEC SYSTEMS, INC., a Tennessee corporation ("ASI"), TELSMITH, INC., a Delaware corporation ("Telsmith"), KOLBERG - PIONEER, INC., a Tennessee corporation ("Kolberg"), JOHNSON CRUSHERS INTERNATIONAL, INC., a Tennessee corporation ("Crushers"), BREAKER TECHNOLOGY, INC., a Tennessee corporation ("Breaker"), ASTEC MOBILE SCREENS, INC., a Nevada corporation ("AMSI"), CARLSON PAVING PRODUCTS, INC., a Washington corporation ("Carlson"), ROADTEC, INC., a Tennessee corporation ("Roadtec"), TRENCOR, INC., a Texas corporation ("Trencor"), AMERICAN AUGERS, INC., a Delaware corporation ("Augers"), ASTEC HOLDINGS, INC., a Tennessee corporation ("AHI") and ASTEC INVESTMENTS, INC., a Tennessee corporation ("AII") (Astec Industries, AI, Heatec, CEI, ASI, Telsmith, Kolberg, Crushers, Superior, Breaker, AMSI, Carlson, Roadtec, Trencor, Augers, AIDG, AIEI, AHI and AII are sometimes collectively referred to herein as "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as agent for Lenders (in such capacity, the "Agent"); and the other Lenders signatory hereto.

WHEREAS, Borrowers, Credit Parties, Agent and Lenders are parties to that certain Credit Agreement dated as of May 14, 2003, as amended by that certain First Amendment to Credit Agreement dated as of September 30, 2003, that certain Second Amendment to Credit Agreement dated as of October 29, 2003, that certain Third Amendment to Credit Agreement dated as of March 3, 2004, that certain Fourth Amendment to Credit Agreement dated as of August 11, 2004 and that certain Fifth Amendment to Credit Agreement dated as of December 27, 2004 (as further amended, restated or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, Borrowers, Credit Parties, Lenders and Agent desire to amend the Credit Agreement to allow and provide for the foregoing and certain matters, all as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions

Section 1.01 - Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.

ARTICLE II
Amendments

Section 2.01 - Amendment to Section 1.3(b)(ii). Effective as of the date hereof, Section 1.3(b)(ii) of the Credit Agreement is hereby amended by deleting the word "and' in the second sentence therein and adding the following at the end of the second sentence therein:

"; and (5) proceeds from the sale of Inventory Notes to third parties for cash consideration; provided, that Borrower has complied with the terms of Sections 6.2 and 6.8 in connection with both the holding of such Inventory Notes and such sale of such Inventory Notes"

Section 2.02 - Amendment to Section 1.5(a). Effective as of the date hereof, Section 1.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum. Notwithstanding the foregoing, if any Lender shall determine that (i) the agreement to make or the making or continuing to fund or maintain any LIBOR Loan is unlawful as determined in accordance with Section 1.16(c), or (ii) the LIBOR Rate is unavailable or is incapable of being determined, then Agent shall convert the Loans from LIBOR Loans to Index Rate Loans and such Index Rate Loans shall bear interest at the Index Rate plus the Applicable Margin per annum. The Applicable Revolver Index Margin, Applicable Term Loan Index Margin, Applicable Revolver LIBOR Margin, Applicable Term Loan LIBOR Margin, Applicable L/C Margin and Applicable Unused Line Fee Margin will be at Level II as reflected in the grid below, respectively, as of the Sixth Amendment Date. The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's combined financial performance. Adjustments in Applicable Margins will be determined by reference to the following grids:

If Total Funded Debt Ratio is:	Level of Applicable Margins:
less than 1.0	Level I
equal to or greater than 1.0, but less than 1.5	Level II
equal to or greater than 1.5, but less than 2.0	Level III
equal to or greater than 2.0	Level IV

Applicable Margins

	Level I	Level II	Level III	Level IV
Applicable Revolver Index Margin	0.00%	0.25%	0.50%	0.75%
Applicable Revolver LIBOR Margin	2.00%	2.25%	2.50%	2.75%
Applicable Term Loan Index Margin	0.00%	0.25%	0.50%	0.75%
Applicable Term Loan LIBOR Margin	2.00%	2.25%	2.50%	2.75%
Applicable L/C Margin	2.00%	2.25%	2.50%	2.75%
Applicable Unused Line Fee Margin	0.50%	0.50%	0.50%	0.50%

All adjustments in the Applicable Margins will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of Borrowers evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

Section 2.03 - Amendment to Section 6.2. Effective as of the date hereof, Section 6.2 of the Credit Agreement is hereby amended by deleting the word "and" immediately before clause (g) therein and adding the following clause (h) at the end of such section:

"; and (h) Borrowers may hold Inventory Notes; provided, that, (i) Agent shall have received a copy of each such Inventory Note, together with such other documentation executed in connection therewith as Agent may request, (ii) such Inventory Note shall have been pledged to Agent, on behalf of itself and Lenders, in a manner satisfactory to Agent, as security for the Obligations for so long as such Borrower owns such Inventory Note; provided, however, (A) such Inventory Note will not be required to be delivered to Agent unless Agent shall otherwise request and (B) Agent's security interest, on behalf of itself and Lenders, on any such Inventory Note shall be deemed automatically released upon the sale of such Inventory Note, (iii) no other Default or Event of Default shall have occurred and be continuing either before or after giving effect to such Borrower accepting or selling such Inventory Note, and (iv) Borrowers shall not hold more than $4,000,000 in Inventory Notes in the aggregate at any one time"

Section 2.04 - Amendment to Section 6.8. Effective as of the date hereof, Section 6.8 of the Credit Agreement is hereby amended by deleting the word "and" immediately before clause (j) therein and adding the following clause (k) immediately after clause (j):

"and (k) the sale of Inventory Notes to third parties for cash consideration."

Section 2.05 - Amendment to Annex A. Effective as of the date hereof, Annex A to the Credit Agreement is hereby amended to delete the definition of "Minimum Borrowing Availability Reserve" in its entirety.

Section 2.06 - Amendment to Annex A. Effective as of the date hereof, Annex A to the Credit Agreement is hereby amended to delete the phrase "the Minimum Borrowing Availability Reserve," from clause (c) of the definition of "Reserves" and replace it with the phrase "[Intentionally Deleted],".

Section 2.07 - Amendment to Annex A. Effective as of the date hereof, Annex A to the Credit Agreement is hereby amended to add the definition of "Inventory Note" thereto as follows:

"Inventory Note" shall mean a promissory note made payable to any Borrower by an unaffiliated third party purchaser of Inventory from such Borrower pursuant to one or a series of transactions that are on an arm's length basis with fair and reasonable terms."

Section 2.08 - Amendment to Annex A. Effective as of the date hereof, Annex A to the Credit Agreement is hereby amended to add the definition of "Sixth Amendment Date" thereto as follows:

"Sixth Amendment Date" shall mean April 1, 2005."

Section 2.09 - Amendment to Annex A. Effective as of the date hereof, Annex A to the Credit Agreement is hereby amended to add the definition of "Total Funded Debt Ratio" thereto as follows:

"Total Funded Debt Ratio" shall mean the ratio of (x) total Funded Debt (including, without duplication, all letter of credit obligations) of Borrowers and their Subsidiaries, on a consolidated basis, as of the date of measurement to (y) EBITDA, in each case for the most recently completed consecutive four Fiscal Quarters.

Section 2.10 - Amendment to Annex E. Effective as of the date hereof, Annex E to the Credit Agreement is hereby replaced by Exhibit A attached hereto in its entirety.

Section 2.11 - Amendment to Annex F. Effective as of the date hereof, Annex F to the Credit Agreement is hereby replaced by Exhibit B attached hereto in its entirety.

Sectopm 2.12 - Amendment to Annex G. Effective as of the date hereof, Annex G to the Credit Agreement is hereby replaced by Exhibit C attached hereto in its entirety.

ARTICLE III
Conditions Precedent

Section 3.01 - Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent and Lenders:

      Agent shall have received all of the following documents, each document (unless otherwise indicated) being dated the date hereof, duly authorized, executed and delivered by the parties thereto, and in form and substance satisfactory to Agent and Lenders:

        this Amendment; and

        such additional documents, instruments and information as Agent or Lenders or their legal counsel may request.

      The representations and warranties contained herein, in the Credit Agreement, as amended hereby, and/or in the other Loan Documents shall be true and correct as of the date hereof as if made on the date hereof;

      No event shall have occurred and be continuing or would result from the making of the Loans contemplated hereby which constitutes a Default; and

      All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, Lenders and their legal counsel.

ARTICLE IV
Limited Waiver and Consent

Subject to the terms set forth herein and in reliance upon the representations and warranties of Borrowers and Credit Parties set forth herein, Agent and Lenders hereby consent to and waive any Event of Default that would otherwise exist or arise under the Credit Agreement solely as a result of Borrowers' failure to comply with the delivery requirements of Annex E to the Credit Agreement for any period prior to the Sixth Amendment Date prior to the required delivery date for such period. Except as specifically provided in this Amendment, nothing contained in this Amendment shall be construed as a waiver by Agent or any Lender of any other covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrowers or any Credit Party and Agent and any Lender, and the failure of Agent or Lenders at any time or times hereafter to require strict performance by Borrowers or any Credit Party of any provision thereof shall not waive, affect or diminish any rights of Agent or Lenders to thereafter demand strict compliance therewith. Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between Borrowers or any Credit Party and Agent or any Lender.

ARTICLE V
Ratifications, Representations and Warranties

Section 5.01 - Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

Section 5.02 - Ratification of Guaranty. Each of the other Credit Parties signatory hereto hereby ratifies and confirms its guaranty to Agent and Lenders (the "Guaranty"). Each Credit Party hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder. Furthermore, each Credit Party agrees that nothing contained in this Amendment shall adversely affect any right or remedy of Agent or Lenders under the Guaranty. Each Credit Party agrees that all references in such Guaranty to the "Obligations" shall include, without limitation, all of the obligations of Borrowers to Agent and Lenders under the Credit Agreement, as amended hereby. Finally, each Credit Party hereby represents and acknowledges that the execution and delivery of this Amendment and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under the Guaranty and shall not constitute a waiver by Agent or Lenders of any of their rights against the other Credit Parties signatory thereto.

Section 5.03 - Representations and Warranties. Each Borrower and Credit Party hereby represents and warrants to Agent and Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and such Credit Party and will not violate the certificate/articles of incorporation of such Borrower or such Credit Party or the bylaws or other charter or organizational documents of such Borrower or such Credit Party, (ii) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties relate solely to an earlier date, (iii) except as disclosed to Agent and Lenders in writing prior to the date hereof, such Borrower or such Credit Party is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and (iv) except as disclosed to Agent and Lenders in writing, such Borrower or such Credit Party has not amended its certificate/articles of incorporation or bylaws since May 14, 2003.

ARTICLE VI
Miscellaneous

Section 6.01 - Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.

Section 6.02 - Reference to Credit Agreement; Obligations. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby. Borrower acknowledges and agrees that its obligations under this Amendment and the Credit Agreement, as amended hereby, constitute "Obligations" as defined in the Credit Agreement and as used in the Loan Documents.

Section 6.03 - Expenses. As provided in the Credit Agreement, Borrowers agree to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable and actual costs and fees of Agent's legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Document.

Section 6.04 - Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid unenforceable provision.

Section 6.05 - APPLICABLE LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Section 6.06 - Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, Borrowers, the other Credit Parties signatory hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and the Required Lenders.

Section 6.07 - Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 6.08 - Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition of the Credit Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 6.09 - Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.10 - Release. EACH BORROWER AND THE OTHER CREDIT PARTIES SIGNATORY HERETO HEREBY ACKNOWLEDGE THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS. EACH BORROWER AND THE OTHER CREDIT PARTIES SIGNATORY HERETO HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND EACH LENDER, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY BORROWER OR THE OTHER CREDIT PARTIES SIGNATORY HERETO MAY NOW HAVE AGAINST AGENT AND ANY LENDER, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

Section 6.11 - NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective upon satisfaction of the conditions set forth herein.

BORROWERS:

ASTEC INDUSTRIES, INC.,

a Tennessee corporation,

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

ASTEC, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

HEATEC, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

CEI ENTERPRISES, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

ASTEC SYSTEMS, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

TELSMITH, INC.,

a Delaware corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

KOLBERG - PIONEER, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

JOHNSON CRUSHERS INTERNATIONAL, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

BREAKER TECHNOLOGY, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

ASTEC MOBILE SCREENS, INC.,

a Nevada corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

CARLSON PAVING PRODUCTS, INC.,

a Washington corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

ROADTEC, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

TRENCOR, INC.,

a Texas corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

AMERICAN AUGERS, INC.,

a Delaware corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

ASTEC HOLDINGS, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

ASTEC INVESTMENTS, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

CREDIT PARTY:

ASTEC FINANCIAL SERVICES, INC.,

a Tennessee corporation

By: /s/ F. McKamy Hall

Name: F. McKamy Hall

Title: V.P. & Treasurer

AGENT:

GENERAL ELECTRIC CAPITALCORPORATION

By: /s/ C. Mark Smith

Name: C. Mark Smith

Title: Duly Authorized Signatory

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ C. Mark Smith

Name: C. Mark Smith

Title: Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Albert E. Partridge

Name: Albert E. Partridge III

Title: Vice President

ING CAPITAL LLC

By: /s/ William C. Beddingfield

Name: William C. Beddingfield

Title: Managing Director

FLEET CAPITAL CORPORATION

By: /s/ Elizabeth L. Waller

Name: Elizabeth L. Waller

Title: SVP

ORIX FINANCIAL SERVICES, INC.

By: /s/ Christopher L. Smith

Name: Christopher L. Smith

Title: Authorized Representative

EXHIBIT A

ANNEX E (Section 4.1(a))

to

CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a) Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month (other than (i) each Fiscal Month that is also the last Fiscal Month of a Fiscal Quarter (but not a Fiscal Year), which shall be delivered together with the quarterly financial statements delivered for such Fiscal Quarter pursuant to subsection (b) below or (ii) each Fiscal Month that is also the last Fiscal Month of a Fiscal Year, which shall be delivered together with the annual audited financial statements delivered for such Fiscal Year pursuant to subsection (d) below), financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, simultaneously with the delivery of the financial information as required by this paragraph (a) above, a management discussion and analysis which includes a comparison to budget and the corresponding period in the prior year;

(b) Quarterly Financials. To Agent and Lenders, within sixty (60) days after the end of each Fiscal Quarter (other than each Fiscal Quarter that is also the last Fiscal Quarter of a Fiscal Year, which shall be delivered together with the annual audited financial statements delivered for such Fiscal Year pursuant to subsection (d) below), consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments), and (c) a copy of Borrower's Form 10-Q with respect to such Fiscal Quarter filed with the Securities and Exchange Commission. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate" showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year; provided that the Borrowers Forms 10-Q and 10-K filed with the Securities and Exchange Commission shall satisfy this requirement;

(c) Operating Plan. To Agent and Lenders, as soon as available, but not later than fifteen (15) days after the end of each Fiscal Year, an operating plan for Borrower and its Subsidiaries, approved by the Board of Directors of Borrowers, for the following one-year period, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for such period included in such plan and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

(d) Annual Audited Financials. To Agent and Lenders, within one hundred five (105) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by Ernst & Young LLP or such other an independent certified public accounting firm of national standing or otherwise acceptable to Agent, together with a copy of Borrower's Form 10-K with respect to such Fiscal Year filed with the Securities and Exchange Commission. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

(e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

(f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice thereof specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

(g) Notices of Certain Business Actions and Changes of Control. To Agent in writing, as soon as practicable, and in any event not less than sixty (60) prior the occurrence thereof, notice of (i) any sale, dissolution, discontinuance or material reduction of operations of Borrower or any of its Subsidiaries, and (ii) any Change of Control; provided, however, that neither this subparagraph (g) nor any notice provided hereunder shall be construed to constitute Agent's or any Lender's consent to any transaction, occurrence or circumstance referred to herein which is not permitted by other provisions of this Agreement.

(h) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

(i) Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Stock of such Person;

(j) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

(j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall;

(k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4 of the Agreement;

(l) Lease Default Notices. To Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion;

(m) Lease Amendments. To Agent, copies of all material amendments to real estate leases; and

(n) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request.

EXHIBIT B

ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a) To Agent, upon its request, and in no event less frequently than on the twentieth (20th) day after the end of each Fiscal Month (together, upon Agent's request, with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

(i) a Borrowing Base Certificate with respect to each Borrower and the components thereof (including Eligible Accounts and Eligible Inventory by type) of each Borrower, in each case in such detail and accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) a summary of Inventory by location and type, in each case in such detail and accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii) a summary monthly trial balance showing Accounts (including receivables and payables) outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 120 days and 121 days or more, for each Borrower in such detail and accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv) a summary monthly roll-forward of Accounts consisting of an opening balance, plus gross sales, plus other gross additions, minus cash collections, minus write-offs, and minus other non-cash credits (dilutive and non-dilutive) and an ending balance, for each Borrower in such detail and accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(b) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

(c) Each Borrower, at its own expense, shall deliver to Agent (i) upon Agent's request, and in no event less frequently than once annually, appraisals of Inventory (including Inventory comprised of machinery or equipment which is held by or on behalf of any Borrower for sale or lease) (such annual appraisal to be delivered at Agent's option); provided, however, such annual appraisal shall not be required if (A) no Default or Event of Default is existing or has occurred and is continuing, and (B) the average Borrowing Availability plus cash proceeds held by the Borrowers in accordance with Annex C or invested pursuant to Section 6.2(c) during the period of ninety (90) consecutive days immediately preceding the date of determination shall not have been below $20,000,000, (ii) once a year (or more frequently if (A) a Default or Event of Default is existing or has occurred and is continuing, or (B) for the period of ninety (90) consecutive days immediately preceding the date of determination the sum of (i) average Borrowing Availability for such period of the Borrowers, plus (ii) cash proceeds held by the Borrowers in accordance with Annex C or invested pursuant to Section 6.2(c) during such period was less than $20,000,000) at Agent's request, an audit of each Borrower's Accounts and Inventory, each such audit to be conducted by an audit firm selected by Agent or by internal resources of Agent and the results of which shall be satisfactory to Agent, (iii) upon Agent's request, an appraisal of its machinery and equipment; provided, however, such appraisal shall not be required if (A) no Default or Event of Default is existing or has occurred and is continuing, and (B) the average Borrowing Availability plus cash proceeds held by the Borrowers in accordance with Annex C or invested pursuant to Section 6.2(c) during the period of ninety (90) consecutive days immediately preceding the date of determination shall not have been below $20,000,000, and (iv) upon request by Agent, such other appraisals of its assets as Agent may request, including, but not limited to, appraisals of Real Estate (except that if no Default or Event of Default shall have occurred and be continuing, then appraisals of Real Estate will be required no more frequently than once annually; provided, however, such appraisals shall not be required if the average Borrowing Availability plus cash proceeds held by the Borrowers in accordance with Annex C or invested pursuant to Section 6.2(c) during the period of ninety (90) consecutive days immediately preceding the date of determination shall not have been below $20,000,000), all such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent; and

(d) Such other reports, statements and reconciliations with respect to the Borrowing Base, or the Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

EXHIBIT C

ANNEX G (Section 6.10)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make any Capital Expenditures that would cause Capital Expenditures during the following periods to exceed, in the aggregate, the amounts set forth opposite such period:

Period	Maximum Capital Expenditures for Period
Fiscal Year ending December 31, 2005	$17,000,000
Fiscal Year ending December 31, 2006	$20,000,000
Fiscal Year ending December 31, 2007	$20,000,000

provided, that up to 20% of the amount of any Capital Expenditures permitted hereunder (without giving effect to this proviso) but not made during any Fiscal Year may be carried over into the next Fiscal Year and shall increase the amount of Capital Expenditures permitted hereunder for such Fiscal Year (but only such Fiscal Year).

(b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.25 to 1.00; provided, however, if at the end of such Fiscal Quarter (a) the sum of (i) the average Borrowing Availability for such Fiscal Quarter, plus (ii) cash proceeds held by the Borrowers in accordance with Annex C or invested pursuant to Section 6.2(c) during such Fiscal Quarter is greater than $20,000,000 and (b) the sum of (i) the average Borrowing Availability for the immediately preceding thirty (30) days, plus (ii) cash proceeds held by the Borrowers in accordance with Annex C or invested pursuant to Section 6.2(c) during the immediately preceding thirty (30) days is greater than $20,000,000, then the Fixed Charge Coverage Ratio shall not be tested for such Fiscal Quarter.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" shall mean (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.